Exhibit 24.1

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints José Castañeda his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)

Guillermo Guémez García	Director	December __, 2002

/s/ Rubens V. Amaral Jr. Rubens V. Amaral Jr.	Director	December 17, 2002

/s/ Sebatiao Toledo Cunha Sebatiao Toledo Cunha	Director	December 17, 2002

/s/ Ernesto A. Bruggia Ernesto A. Bruggia	Director	December 17, 2002

/s/ Mario Covo Mario Covo	Director	December 17, 2002

/s/ Will C. Wood Will C. Wood	Director	December 17, 2002

/s/ Gonzalo Menéndez Duque Gonzalo Menéndez Duque	Director	December 17, 2002

/s/ José Castañeda José Castañeda	Director Chief Executive Officer (CEO) (Principal Executive Officer)	December 17, 2002

(Signature)	(Title)	(Date)

/s/ Jaime Rivera Jaime Rivera	Senior Vice President— Chief Operating Officer (COO)	December 17, 2002

/s/ Christopher Hesketh Christopher Hesketh	Senior Vice President— Treasury	December 17, 2002

/s/ Carlos Yap Carlos Yap	Senior Vice President— Finance and Performance Management	December 17, 2002

/s/ Miguel Moreno Miguel Moreno	Senior Vice President— Comptroller	December 17, 2002

/s/ Pedro Toll Pedro Toll	Authorized U.S. Representative	December 17, 2002